UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)      November 30, 2005
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:      336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CF 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
(a) On November 30, 2005, the Board of Directors of Reynolds American Inc., referred to as RAI, based upon a recommendation from its Corporate Governance and Nominating Committee, approved certain modifications to the compensation program for RAI’s non-employee directors. Such modifications, which will be effective January 1, 2006, consist of (1) an increase in the amount of annual retainers paid for service as a chairman of a Board Committee as follows — from $10,000 to $20,000 for the chairman of the Audit Committee, from $7,500 to $10,000 for the chairman of the Compensation Committee and from $5,000 to $10,000 for the chairman of the Corporate Governance and Nominating Committee, (2) the establishment of an annual retainer of $20,000 for the Lead Director, (3) a decrease in the benefits under RAI’s matching grants program and (4) a provision for the reimbursement of expenses incurred by non-employee directors in connection with attending one director education program per year. A summary of the benefits payable to RAI’s non-employee directors, reflecting the foregoing modifications, is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
(b) On November 30, 2005, the Board, based upon a recommendation from its Compensation Committee, approved certain amendments to the Reynolds American Inc. Annual Incentive Award Plan, referred to as the Plan. Such amendments consist of (1) changes to provisions regarding eligibility to participate in the Plan, (2) modifications to the formula for determining a participant’s cash award under the Plan (including the establishment of a participant multiplier, assigned to each Plan participant (at the level of Vice President and below) based upon the performance rating given to the participant in connection with RAI’s annual employee performance review process, which multiplier may decrease or increase (depending upon the performance rating) a participant’s actual award under the Plan relative to his target Plan award) and (3) certain other non-material changes. A copy of the amended and restated Plan is attached to this report as Exhibit 10.2 and is incorporated herein by reference.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 30, 2005, the Board elected Martin D. Feinstein to serve on RAI’s Board as a Class III director. The Class III directors of RAI have a term of service ending on the date of RAI’s 2007 annual meeting of shareholders. Also on November 30, 2005, the Board elected Mr. Feinstein to serve on the Board’s Audit and Compensation Committees.
In connection with the business combination transactions consummated on July 30, 2004, pursuant to which the U.S. cigarette and tobacco business of Brown & Williamson Holdings, Inc. (formerly known as Brown & Williamson Tobacco Corporation), referred to as B&W, was combined with the business of R. J. Reynolds Tobacco Company, RAI, B&W and British American Tobacco p.l.c., the parent corporation of B&W, entered into a governance agreement, which sets forth the parties’ agreement regarding various aspects of the governance of RAI, including the nomination of RAI directors. Under the terms of such governance agreement, based upon the amount of RAI common stock B&W currently owns, B&W has the right to designate for nomination five directors, at least three of whom are required to be independent. B&W designated Mr. Feinstein for nomination to the Board as an independent director pursuant to the terms of the governance agreement. A copy of the press release announcing Mr. Feinstein’s election to the Board and to the Board’s Audit and Compensation Committees is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. Other Events.
On November 30, 2005, the Board approved an amendment to RAI’s Corporate Governance Guidelines, allowing the independent members of the Board to elect an independent director to serve as Lead Director, if the positions of Chairman of the Board and Chief Executive Officer are held by the same person. At the same meeting, the independent members of the Board elected General (Retired) John T. Chain, Jr. to serve as the Lead Director, commencing January 1, 2006. As previously announced, Susan M. Ivey, RAI’s Chief Executive Officer and President, will assume the additional position of Chairman of the Board effective January 1, 2006, following Andrew J. Schindler’s retirement, effective December 31, 2005, as Non-Executive Chairman of the Board. General Chain, a Class III director, also is Chairman of the Board’s Corporate Governance and Nominating Committee and a member of the Board’s Compensation Committee. The responsibilities of a Lead Director are set forth in RAI’s Corporate Governance Guidelines, which can be found in the “Governance” section of the <www.reynoldsamerican.com> web site. A copy of the press release announcing General Chain’s election to the position of Lead Director is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Number	Exhibit

10.1	Outside Directors’ Compensation Summary.

10.2	Amended and Restated Annual Incentive Award Plan.

99.1	Press Release dated November 30, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel and Secretary

Date: December 5, 2005

INDEX TO EXHIBITS

Number	Exhibit

10.1	Outside Directors’ Compensation Summary.

10.2	Amended and Restated Annual Incentive Award Plan.

99.1	Press Release dated November 30, 2005.